Exhibit 4.5

Articles of Amendment to Articles of Incorporation of NuOncology Labs. Inc. (Name of Corporation as currently filed with the Florida Dept. of State) P94000088085 (Document Number of Corporation (if known) Pursuant to the provisions of section 607. I 006, Florida Statutes, this Florida Profit Corporation adopls the following amcndmcnt(s) to its Articles of Incorporation: , \ . If amending name, enter the new name of the corporation: The ne11· ,wme nwst be distinguishable and contain rhe ii·ord "cvrpora1io11," "company." or "i11c01porated" or the abbre ·iarion "Corp.·. "Inc., " or Co., " or the designation "Corp," "Inc, " or "Co". A professional corporation name must contain the word "chartered, " "professional associmion, ·· or the abbrf:.'viatio11 "P.A. 8. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS) . l \ C. Enter new mailing address, if applicable: /Mailing address MA l' BE A POST OFFICE BOX) D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name o[New Registered Agent (Florida slreer addri:ss) New Registe1·ed Office Address: . Florida_ - -- ,= - -- - (City) /Zip Codt•) cw Registered Agent's Signature, if changing Registered Agent: I hereby accept the appoilllmf!nl as registered agent. I am familiar wirh and accept rhe obligations vfthe position. Signature of New Registered Agenl. f changi11g Check if applicable D The amcndmcnt(s) is/arc being filed pursuant to s. 607.0120 (II) (c), F.S.

I) Change Add RcrnO \ 'C 2) Change Add Remove 3 I Change Add 4) Change , \ dd Remove 5) Change Add Rcmo \ ·e 6) Change Add Rcrno,·t· If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title . name . and address of each Officer and/or Director being added : (Aanch additional sheets, {(necessary) Please note the oj]icerldirector title hy the first letter of the office tirle : P = President ; V= Vice l'residen 1 ; T= Treasurer ; S= Secrerary ; D= Director ; TR= Trustee : C = Chuirman or Clerk : CEO = Chief Ei : ec : utfre Oj]icer ; CFO= Chief Financial Officer . If an oj]icerldirector holds more than one title . list the_first feller of each < Oh·t • held . President . Treasure,· . Direcwr wordd be PT/J . Changes should be nored in the following manner . Currently John !Joe is listed as the PST and Alike Jones is listed as the V There is a dwnge, Mike Jones fc,aves the corporation, Sally Smith is named the V and S . The . 1 ·e should be noted as John Doe, PT as a Change, Mike Jones, Fas Remove, and Sally Smith, SV as an Add . Eiample: X Change PT John Doc X Remove _x Add Type of Ac1ion (Check One) Mike Jones y sv Sallv Smith Title Address

E. H amending or adding additional Articles, enter changc{s) here : (Attach additional shc>ets, if necessary). (Be specific) See Attached F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares , pro,·isions for implementing the amendment if not contained in the amendment itself: (if not applicahle, indicate NIA)

NUONCOLOGY LABS, INC. ARTICLE IV shall be amended by adding at the end thereof the following: -- Effective al the close of business on October 10, 2021 the Corporation is hereby authorized to issue 1,000,000,000 (one billion) shares of its Common Stock with a par value ofS0.0001. ARTICLE IV shall be amended by adding at the end thereof the following: "Effective at the close of business on October I 0, 2021 the Corporation hereby fixes and determines the designation of the number of shares and the rights, preferences, privileges and restrictions relating to the Preferred Shares, as follows: (a) Designation. A class of Series A Preferred Stock shall be designated the Convertible Series A Preferred Stock [the "Series A Stock"]. (b) Authorized Shares . TI1c number of authorized shares of Series A Stock shall be 10,000,000 (Ten Million) shares with a par value of$.00I. (c) Liquidation Rights . ln the event of any liquidation, dissolution or winding up of the Corporation. either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any. the Holders of Series A Stock and parity capital stock. if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Series A Stock and parity capital stock, if any. shall be insufrlcient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Series A Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part ofils assets shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section (c). (d) Dividends. The Series A Stock is not entitled to receive any dividends in any amount during which such shares are outstanding. (e) Conversion Rights. Each share of Series A Stock shall be convertible, at the option of the Holder, into 1,000 (One Thousand) fully paid and non - assessable shares of the Corporation's Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the ··Conversion Ratio.'' (i) Conversion Procedure. Upon written notice to the Holder. the Holder shall effect conversions by surrendering the certificate(s) representing the Prderred Series A Stock to be com·erted to the Corporation, together with a fonn of conversion notice satisfactory to the Corporation, which shall be irrevocable. Not later than five [5] business days after the conversion date, the Corporation will deliver to the Holder, (i) a certificate or certificates, which shall be subject to restrictive legends, representing the number of shares of Common Stock being acquired upon the conversion; provided. however, that the Corporation shall not be obligated to issue such certificates until the Series A Stock is delivered to the Corporation. If the Corporation docs not deliver such certificate(s) by the date required under this paragraph (e) (i), the Holder shall be entitled by written notice to the Corporation at any time on or before receipt of such ccrtificatc(s). to receive I 00 Series A Stock shares for every week the Corporations fails to deliver Common Stock to the Holder. (ii) Adjustments on Stock Splits. Dividends and Distributions . If the Corporation, at any time while any Series A Stock is outstanding. (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock [whether payable in shares of its Common Stock or of capital stock of any class]. (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares. or (d) issue reclassification of shares of Common Stock for any shares of capital stock of the Corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding after such event and of v. - - hich the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (c)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision. combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment. (iii) Adjustments on Reclassifications. Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property. then each Holder of Series A Stock then outstanding shall have the right thereafter to convert such Series A Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale. transfer or share exchange would have been entitled. The tem1s of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph (e)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. (iv) Fractional Shares: Issuance Expenses. Upon a conversion of Series A Stock, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of Series A Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Corporation shall not be required to issue or dcli,'Cr such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. (t) Voting Rights . Except as otherwise expressly provided herein or as required by law, the Holders of shares of Series A Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Series A Stock shall be entitled to 1,000 (One Thousand) votes per share of Series A Stock. (g) Reservation of Shares of Common Stock . The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series A Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Series A Stock. the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sunicient for such purpose. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized. issued and fully paid and non - assessable. All other aspects of Article IV shall remain unchanged. IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be signed by Rhonda Keaveney . its Chief Executive Officer . this I 0 " day of October 2021 . Rhonda Keaveney Chief Executive Officer

The date of each amendment(s) adoption: . if other than the date this document \ vas signed. Effective date if applicable: (no more than 90 da_vs ajier amendmenrfile dare) Note: If the date inserted in this block docs not meet the applicable statutory filing requirements. this date will not be listed as the document's effective date on the Dcpanmcnt ofStace·s records. Adoption of Amendmentts) (CHECK ONE) The amcndmcnl(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required. D The amcndmcnt(s) was/were adopted by the shareholders. The number of votes cast for the amendment{s) by the shareholders was/were sufficicm for appro \ ·al. D The amendment(s) was/were approved by the shareholders through voting groups. Tire JO/lowing stalement must h(' separate( \ ' prm·idcd for each voting group entitled ,o \ 'Ole separate(1· on rhe amcndment(s): ..The number of votes cast for the amendmcnr(s) was/were sufficient for approval by Dated - ------- , - ----------- , - - , - ------ - /'1 (' Signature _(J h -- ---- cc - ------------------ (B ad y irector. prcsidr.;nt or other ofticer - ifdireetors or ollicers have not been selected. by an incorporator - if in the hands of a rcuivcr. tmstec. or olhcr court appointed fiduciary by that fiduciary) Rhonda Keaven('y (Typed or printed name of person signing) CEO (Title of person signing)